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                                                                   EXHIBIT 5.01



                                  May 4, 2000



Board of Directors
USA Networks, Inc.
152 West 57th Street
New York, New York 10019

         Re: Registration Statement on Form S-8 of USA Networks, Inc.

Dear Sirs:

I am Senior Vice President, General Counsel and Secretary of USA Networks, Inc., a Delaware corporation (the "Company"). This opinion is being delivered in connection with the filing with the Securities and Exchange Commission of the above-captioned Registration Statement on Form S-8 (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended, of 20,000,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), that are issuable pursuant to the Company's 2000 Stock and Annual Incentive Plan (the "Plan").

In connection with this opinion, I have reviewed the Registration Statement and the exhibits thereto, and I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, certificates of public officials, the Plan and other instruments, and such matters of law and fact as I have deemed necessary to render the opinion contained herein. I have assumed the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed or reproduction copies. I have further assumed that there will be no changes in applicable law between the date of this opinion and the date shares of Common Stock are issued or sold pursuant to the Plan and the Registration Statement.

Based upon and subject to the foregoing, I am of the opinion that the shares of Common Stock available under the Plan, when issued, delivered and paid for in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,


/s/ Thomas J. Kuhn
-----------------------------
Thomas J. Kuhn, Esq.
Senior Vice President, General Counsel
and Secretary